                                                                   Exhibit 10.20

                            Security Pool Agreement
                            -----------------------


Between the following credit institutions of the one part:

     1.  Berliner Bank Aktiengesellschaft, Berlin
         -Hereinafter also referred to as the "pool principal"
     2.  Deutsche Genossenschaftsbank Bayam, Nuremberg branch
     3.  National Bank Detroit, Frankfurt branch
     4.  The First National Bank of Chicago, Chicago
     5.  Sparkasse Miltenberg-Obernburg, Miltenberg

            -hereinafter referred to jointly as "the Banks" and referred to individually as "the Bank",

and

            Donnelly Hohe GmbH & Co KG, Collenberg (at present still called Hohe GmbH & Co KG) of the other part

            -hereinafter referred to as "the Firm"

the following agreement has been reached:


                   Clause 1      Loans and credit facilities

The following banks have made/shall make the following loans and credit lines available to the firm:

Berliner Bank AG:                      Loan            for          DM      5,000,000.00
                                       Working credit  for          DM     15,000,000.00
                                       Bridging loan   for          DM      5,000,000.00

Deutsche Genossenschaftsbank:          Loan            for          DM      5,000,000.00
                                       Working credit  for          DM     15,000,000.00
                                       Bridging loan   for          DM      5,000,000.00

National Bank Detroit:                 Working credit  for          DM     15,000,000.00

The First National Bank of Chicago:    Working credit  for          DM     10,000,000.00

Sparkasse Miltenberg:                  Working credit  for          DM      5,000,000.00
                                                                           -------------
                                                            Total   DM     80,000,000.00
                                                                           =============

Money-market transactions, Euro-financing business, bill purchases or foreign exchange transactions, for example, can also be performed and bank guarantees can be accepted in appropriation to the respective business loans.

The two bridging loans of Berliner Bank AG and Deutsche Genossenschaftsbank are limited to 31/st/ December, 1995 at the latest, and will be paid back when an additional bank is admitted into this securities pooling agreement.

The business loans granted by the NBD Bank, Frankfurt/Main branch and The First National Bank of Chicago shall be administered as a unit by the NBD Bank until revocation by one of the two banks; credit shall be granted individually and independent of the respective other bank up to the level of participation of the respective bank. The First National Bank of Chicago hereby revocably authorizes the NBD to represent it in all respects in connection with this pooling agreement, to safeguard its rights in connection with this securities pooling agreement vis-a-vis the other contractual parties to the said agreement, and to issue such statements on behalf of the First National Bank of Chicago as the NBD Bank deems necessary or desirable in connection with the loans granted and with respect to this securities pooling agreement.

                            Clause 2      Securities

1. The Firm has provided/shall provide the following securities to the pool principal:

      a) Registered land charge for DM 5,000,000.00, jointly registered as follows: in the Land Register of Fechenbach, leaf 1508, leaf 1810 and leaf 2152; in the Land Register of Dorfprozelten, leaf 3738; in the Land Register of Stadtprozelten, leaf 1733; and in the Land Register of Tappenbeck, leaf 299.

      b) Registered land charge for DM 32,500,000.00, jointly registered as follows: in the Land Register of Fechanbach, leaf 1808, leaf 1810, leaf 1817 and leaf 2152; in the Land Register of Dorprozelten, leaf 3738; and in the Land Register of Stadtprozelten, leaf 1733.

      c) Owner's certified land charge for DM 5,000,000.00, jointly registered as follows: in the Land Register of Fechenbach, leaf 1608, leaf 1810, leaf 1817 and leaf 2152; in the Land Register of Dorfprozelten, leaf 3738; and in the Land Register of Stadtprozelten, leaf 1733, assigned to the pool principal.

      d) Owner's certified land charge for DM 7,500,000.00, jointly registered as follows: Land Register of Fechenbach, leaf 1608, leaf 1810, leaf 1817 and leaf 2152; in the Land Register of Dorfprozelten, leaf 3738; and in the Land Register of Stadtprozelten, leaf 1733, assigned to the pool principal.

      e) Registered land charge for DM 7,000,000.00, jointly registered as follows: in the Land Register of Fechenbach, leaf 1608 and leaf 1817. This registered land charge is currently still entered in the Land Register in the name of Bankhaus Karl Schmidt, and shall be assigned to the pool principal.

      f) Registered land charge for DM 4,000,000.00, jointly registered as follows: in the Land Register of Fechenbach, leaf 1608 and leaf 1817. This registered land charge is currently still entered in the Land Register in the name of Deutsche Genossenschaftsbank, and shall be assigned to the pool principal.

      g) Registered land charges (in some cases for joint and several liability) for a total of DM 14,450,000.00, which is currently still entered in the Land Register in the name of Industriekreditbank AG, Deutsche Industriebank in Dusseldorf and Berlin (IKB) and is to be assigned to the pool principal, if and as soon as the IKB is obliged to release these land charges. These registered charges are place on different items of real estate in Fachenbach, Dorprozelten and Tappenbeck.

      h) Chattels mortgage on machines and fittings according to a new chattels mortgage agreement to be concluded.

2. For the safeguarding purpose outlined in S3, the Company hereby grants the individual banks a right of lien existing among one another - equal in status to the individual rights of lien existing among one another - to the credit balance that is held with one of the banks either now or in the future. The rights of lien only apply to credit balances that stem from business relations in connection with this pooling agreement. Rights of lien that are based on the General Terms and Conditions of Business of the banks have priority over the rights of lien named herein.

    The situation shall not be affected by any consideration of whether or not the Banks have acquired the de facto or de jure power of disposal for the said credit balances.

    Notification of the placement of these rights under lien is made to the Banks herewith.

    Up until the time of any revocation on recourse on security by any one of the Banks, each bank shall be entitled to authorize operations on the credit balances at its establishment which are under lien to the other Banks, in the course of normal proper business operations. A General Business Conditions lien held by any of the Banks may be invoked prior to the lien of any other bank only for its own credit lines according to this security pool agreement; the same shall apply to the offsetting of any claims receivable it has in its own capacity against credit balances of the Firm.

    Realization of the liens established under this agreement shall be by agreement with the banks; it shall be done in accordance with the provisions of this pool agreement.

3. All other securities previously provided to the Banks participating in this security pool agreement are hereby cancelled and transferred back to the firm herewith. To the extent that any further procedures are required for this purpose, the Banks undertake to perform these.

                       Clause 3      Purpose of security

The purpose of the securities listed under clause 2 is

as first priority
-----------------

and with equal priority for each, to provide Berliner Bank AG and Deutsche Genossenschaftsbank with security for their Loans listed under clause 1 for DM 5,000,000.00 in each case, and thereafter in terms of priority
-------------------------------

and with equal priority with respect to each other, to provide the Banks listed under clause 1 with security for their credit facilities as indicated in clause 1.

In the event of Euroloans having been granted by third-party credit institutions against the credit lines listed under clause 1 through the agency of the Banks, the securities listed in clause 2 shall also function as security for all present and future claims arising from the granting of these credit facilities.

and last ranking
----------------

and of equal rank with respect to one another for the purpose of safeguarding the claims of the banks arising from overdrawing of the loans/credits in accordance with S1.


                         Clause 4      Security trustee

1. The pool principal shall administer the securities incorporated in the pool agreement with proper business care, also acting as a trustee for each of the other Banks. The pool principal shall be entitled to this end to exercise all supervisory, administration and drawing rights arising from the agreement in its own name. The complete or partial release of securities shall required the consent of each of the other Banks.

2. Each bank may at any time request information from the pool principal on the administration of the securities. Independently from that entitlement, the pool principal shall also keep the Banks informed in this regard in accordance with its conscientious judgment.

3. The pool principal shall be entitled, after prior notification of the other Banks, to transfer the administration of the securities to another trustee deemed by it to be suitable for this purpose.

4.  In each case, the trustee shall be exempt from the restrictions pursuant to
    s. 181 of the German Civil Code.

       S 5 Utilization, Power of Utilization and Distribution of Profits

1. The utilization of the securities referred to in S2 shall be carried out by the pool manager in its own name, yet for the account of the banks.

2. If the Company is in default with due payments on secured claims despite the granting of an appropriate period of grace (safeguarding case), the banks shall decide on the question as to whether and when utilization measures are to be instituted or put through. Decisions must be taken by a majority of 50.1% based on the shares of the loans and credits referred to in S1. The banks may only institute other enforcement measures against the Company once a majority resolution has been passed in accordance with the previous sentence.

    The utilization measures shall be announced by the pool manager of the Company and the prerequisites for the utilization are to be observed in accordance with the individual agreements concerning safeguarding.

3. The proceeds from the utilization of the pool securities are to be used in the following order of priority:

      a) to settle costs, pay any taxes due or meet any other costs arising from the utilization of the securities;

      b) to redeem the claims of the banks arising from the granting of loans/credits, in respect of which the safeguarding took place, that is

          . having higher priority to, and with respect to one another equal priority, the redemption of the loan referred to in S1 of currently DM 5,000,000.00 in each case, which was made available by the Berliner Bank AG and the Deutsche Genossenschaftsbank, however at most, up to the amount of the loan availed of in each case

          . of equal rank in the rank below that in relation to the other credits availed of during the period in which the decision concerning utilization was taken, whereby the calculation of the distribution key is only to be based on those claims that do not exceed the credit lines referred to in S1.

      If a distribution of profits takes place, each of the banks is entitled, and on request of the other banks acting irrevocably on behalf of the Company, obliged to bring their credit claims, which do not exceed the credit lines in accordance with S1, to such a level that credit is available to the banks in proportion to the said credit lines; this credit claims level is to be achieved by means of appropriate transfers.

If for legal reasons it is not possible validly to implement and equalization of balances vis-a-vis the Firm, the Banks, acting by arrangement between themselves, shall be required to implement an equivalent equalization of balances. The respective Banks shall first offset their credit claims receivable on the basis of movements in the credit line as specified in clause 1 against the balances of any accounts not bound to a specific purpose. If any such offsetting procedures are implemented after the equalization of balances, further balance equalization procedures must take place.

If the Banks have arranged Euroloans as per clause 3 against the credit lines as per clause 1 of this agreement, and where the said Euroloans are to be redeemed by the Bank in question which has arranged the transaction to the third-party credit institution, the equalization payment shall be imputed to the cash balance of the credit institution arranging the transaction, provided that this does not lead to the credit line as per clause 1 of this agreement being exceeded:

      c) to meeting the claims of Banks whose credit lines have been exceeded, with equal priority and in proportion to the amounts by which the credit is exceeded in each case;

      d) to meeting the claims of the Banks from other credit facilities granted, with equal priority and in proportion to the amounts of additional credit facilities taken up, unless these derive from the proceeds of the realization of securities provided separately for them;

      e) any further proceeds not required for any of the above shall be paid to the Firm.

4. Guaranteed credits only then count as having been availed of when recourse has been made to the bank/banks.

5. The amounts taken up shall be imputed to any subsequently arising increases in balances resulting from reversed debt items and/or returned cheques. This shall not apply if this would result on the loans/credit facilities listed in clause 1 being exceeded.

6. If the amount of claims to be considered has not yet been established at the time of the distribution of proceeds, these shall initially not be taken into account in the determination of the shares in which the realization proceeds are to be distributed. Only when the amounts in question have been definitively established shall a final calculation of the distribution shares be made. Any resulting changes in the proceeds payable to each of the Banks shall be adjusted between the Banks, even if payments have already been made.

7. The Banks shall be entitled to change the above-mentioned distribution formula at any time by mutual agreement.

                                 S6      Costs

1. All costs incurred by the pool manager in connection with this securities pooling agreement, and especially in respect of the administration of the securities, shall only be borne by the firm during the first year of the term of this agreement. Said costs shall be borne in the form of a flat-rate payment of DM 50,000.00

2. The Berliner Bank shall only take over the management of the pool following the first year of the term of the agreement, subject to the proviso that the said flat-rate costs of DM 50,000.00 shall continue to be paid to it. The bank is in no way obliged to continue to manage the pool.

3. The costs of any measures that are taken to utilize the securities shall be borne by the Company.

                         S7      Obligation to disclose

Each bank is entitled and, at the request of the other banks, obliged to provide the other banks with information concerning its claims against the Company and the securities, insofar as this affects this agreement and its completion. Each bank shall inform the other banks of disturbances in the credit relationship (e.g. default, etc.) without delay. Each bank is entitled to inspect the accounts and receive information relating to same on request.

The Company expressly releases the banks from their obligation to observe banking secrecy vis-a-vis one another. The Company shall put together a report on loans/credits availed of in accordance with S1 on a twice monthly basis to the end of the month and shall pass this on to the banks.


S8 Change to the loans/credits and securities, allocation of securities to third parties


1. The banks shall maintain the loans/credit lines and shall only make increases, reductions or cancellations with the mutual agreement of the parties. This shall not apply, however to loans and credits granted outside the pool.

2. The right of a bank to terminate loans/credits with just cause and the right of the NBD Bank and The First National Bank of Chicago to terminate credits granted in the case of an "event of default", or for any other reason, shall remain thereby unaffected. This shall also apply to the reclaiming of credits in accordance with the agreement between the NBD Bank, The First National Bank of Chicago and the Company. In the case of such termination by one of the banks, the other banks are to be informed thereof in advance, unless this is not possible due to the particular urgency of the termination. The pooling agreement shall remain unaffected by the termination of a credit line or loan.

3. If a bank receives further securities in the future for one of the loans or credits listed in S1, the parties are already agreed that said securities shall be incorporated into the pool agreement.

4. The Company undertakes not to furnish third parties with securities until it has received the unanimous consent of the banks.

5. The Company is entitled to ascribe or terminate the loan/credits in accordance with S1, either in full or in part, and is empowered to admit an other bank/other banks into the pool agreement. The admission can only be refused by the banks with just cause.

                          S9      Term and termination

1a. Each bank is entitled to terminate the agreement observing a period of notice of three months to the end of the quarter. The earliest date for termination, however is 31/st/ December, 2005. The notice of termination is to be served to the pool manager. The date on which the pool manager receives the letter providing notice of termination shall be decisive for deciding whether or not the deadline was adhered to. If this agreement is terminated by the pool manager, notice of termination must be served to all the other banks.

b. A balance equalization in accordance with S5, No. 3.b is to be carried out upon withdrawal of the bank terminating the agreement, even if only one of the banks is in favor of the same.

    In the case of termination, the terminating bank withdraws from the pool agreement without any claim to a transfer of securities from the pool. This pool agreement between the remaining banks remains unchanged.

2. Notwithstanding the above, this pool agreement can be annulled for all contractual parties if a majority of at least 50.1% with respect to the shares of the loans/credits referred to in S1 are in favor of this. The remaining contractual parties are to be informed of this decision without delay.

3. If the Company pays back its loans/credits referred to in S1 to one or several banks, the bank/banks shall be entitled and, at the request of the Company, obliged to terminate this pool agreement without notice. In this case, all of the other banks shall be obliged to transfer part of the securities to the Company. Said part of the securities shall correspond to the share of the loans/credits in accordance with S1 belonging to the withdrawing bank.


                  S10      Release and appraisal of securities

Once all claims secured by this pool agreement have been satisfied (including the discharge of any obligations in connection with bank guarantees), the banks shall be obliged to return the securities made available to them to the respective guarantor. In addition, they shall be obliged to surrender any surplus proceeds from their utilization. This shall not apply if the party providing the securities is also the borrower, and the bank in question is obliged to transfer the security to a third party (a guarantor that has repaid the bank, for example).

The Banks shall be obliged, even before full satisfaction of their claims secured by the pool securities, on request, to release the pool securities provided to them and any other securities provided to them, at their discretion, to the party providing the said securities, in full or in part, provided that the realizable value or all securities does not exceed, except for a short time only, 120% of the claims of the Banks secured by this pool.

The realizable value of the securities shall be as shown in the relevant security agreement.

The stipulations formulated in the respective security agreements on cover limits and release obligations shall be supplemented/replaced for the term of this pool agreements by the conditions agreed upon hereinabove.

                            Clause 11      Guarantee

The pool principal and the Bank acting as Trustee do not make any guarantee that the securities in existence at any time are sufficient to secure the claims of the Banks, and are not liable for any deficiencies arising from any breaches of the obligations assumed by the Firm and/or a security provider pursuant to the security agreements.

The parties are agreed that the pool manager and the bank acting as trustee shall not be liable for the legal validity of the safeguarding agreements or their potential to be enforced. Neither shall they be liable for the validity, preservation, intrinsic value and soundness of the securities, nor for ensuring that said securities are free from third-party rights, nor for all circumstances that could detract from the intrinsic value, soundness and utilization of said securities. Within the framework of the management and examination of the securities, the liability of the pool manager is to be limited to the due care to be expected of it when managing its own affairs.

The pool manager and the bank acting as trustee shall therefore submit copies of the safeguarding agreements referred to in S2 to the other banks, if requested to do so by them, for the purpose of examination by them at their own liability.


                   Clause 12      General Business Conditions

For this agreement, the dealings of the Banks with each other and with the Firm shall be subject to the General Business Conditions of the pool principal, which are available for inspection at the offices of that Bank and can be sent out on request.


                          Clause 13      Saving clause

If any provision of this agreement proves not to be legally valid or is found to be unenforceable, the validity of the remaining content shall not be affected. The contracting parties shall replace the invalid or unenforceable provision by a condition matching the commercial intent and approaching as closely as possible the content of the provision replaced.


                              Clause 14      Venue

The venue shall be Munich.  For this pool agreement German law will be valid.

                         Clause 15      Legal validity

This agreement becomes effective on being signed by the pool members and the Firm.


Munich, 9, Aug. 1995

BERLINER BANK
Aktiengesellschaft
Munich Branch



Frankfurt, 7, Sept. 1995

National Bank Detroit
Frankfurt Branch



Miltenberg, 30, Aug. 1995

Sparkasse Miltenberg-Obernburg



Nuremberg, 25, Aug. 1995

Deutsche Genossenschaftsbank
Nuremberg Branch



Chicago, 8, Sept. 1995

The First National Bank of Chicago, Chicago



Collenberg, 15, Sept. 1995

Donnelly Hohe GmbH & Co. KG
(currently still called Hohe GmbH & Co. KG)